EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated April 24, 2006, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Sigma Designs, Inc. on Form 10-K for the year ended January 28, 2006. We hereby consent to the incorporation by reference of said reports in the Registration statements of Sigma Designs, Inc. on Forms S-3 (File No. 333-122323 effective January 27, 2005 and amended on February 18, 2005 and March 2, 2005) and Forms S-8 (File No. 333-132303 effective March 9, 2006, File No. 333-128895, effective October 10, 2005, File No. 333-114374, effective April 5, 2004, File No. 333-106978, effective July 11, 2003, File No. 333-83126 effective February 12, 2002, and File No. 333-64234, effective June 29, 2001, and File No. 333-86875, effective September 10, 1999, and File No. 333-103513, effective February 21, 1996.)

/s/ Grant Thornton LLP

San Jose, California
April 24, 2006

E-5